Exhibit 8.2

July 26, 2017

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

35 Oswego Street

Baldwinsville, New York 13027

NEW YORK STATE TAX OPINION

Members of the Board of Directors:

You have requested Baker Tilly Virchow Krause, LLP's (“Baker Tilly's”) opinion regarding the material New York State Corporate Franchise Tax and New York State Personal Income Tax consequences that result from the conversion of Seneca Federal Savings and Loan Association, a federally-chartered mutual savings association (the “Association”), Seneca Financial MHC, a to-be-formed federally-chartered mutual holding company (the “Mutual Holding Company”), and Seneca Financial Corp., a to-be-formed federally-chartered subsidiary holding company with the power to issue capital stock (the “Stock Holding Company”). The conversion is detailed in the Seneca Federal Savings and Loan Association Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan dated May 10, 2017 (the “Plan of Reorganization”) as well as the integrated transactions described below.

In rendering our opinion, we have relied on the facts, assumptions, and federal income tax conclusions set forth in the July 26, 2017 federal tax opinion issued by Luse Gorman P.C. (the "Law Firm") that is to be included in the regulatory filings pertaining to the Plan of Reorganization (the “Federal Tax Opinion”). If any of the facts, assumptions, or federal income tax conclusions in the Law Firm's Federal Tax Opinion are inaccurate or incorrect, the opinion we express herein may require modification. Any terms used herein but not defined herein will have the same meaning as set forth in the Plan of Reorganization or in the Federal Tax Opinion described above.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

We have not considered any non-income tax consequences, or state, local or foreign income tax consequences, other than the New York State Corporate Franchise Tax measured by business income and under the fixed dollar minimum tax formula, and New York State Personal Income Tax matters directly addressed in our opinion, and therefore, do not express any opinion regarding the treatment that would be given the transaction by the applicable authorities on any other federal, state, local or foreign tax issues. We also express no opinion on nontax issues such as corporate law or securities law matters. We express no opinion other than that as stated below, and neither this opinion nor any prior statements are intended to imply or to be an opinion on any other matters.

In arriving at our opinion, we have examined originals or copies, certified or otherwise, of the Plan of Reorganization and other documents that we deemed necessary or appropriate to enable us to render the opinion. We have assumed the conformity to the originals of all documents submitted to us as copies. We have also relied upon the assumptions that (i) all signatures are genuine and all documents submitted to us, both originals and copies, are authentic, (ii) each document examined by us has been or will be fully executed and delivered in substantially the same form, is or will be in full force and effect, and has not been or will not be amended or modified in any respect, (iii) all parties to the documents at all times had and will have full corporate power, authority, and capacity to enter into, execute, and perform all obligations under those documents, and to observe and perform the terms and conditions thereof, and (iv) the factual matters, statements, and recitations contained in the documents are accurate, true, and complete. The management of Seneca Federal Savings and Loan Association has represented to us that we have been provided all of the facts necessary to render our New York State corporate franchise tax opinion and our New York State personal income tax opinion.

The opinions expressed herein are based solely upon our interpretation of New York State Tax Law as interpreted by court decisions, rulings and procedures issued by the New York State Department of Taxation and Finance (the “Department”) as of the date of this letter.

Our opinions are not binding on the New York State Department of Taxation and Finance (the “Department”), and there can be no assurance that the Department will not take a position contrary to any of the opinions expressed herein.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

The opinion expressed herein reflects our assessment of the probable outcome of litigation and other adversarial proceedings based solely on an analysis of the existing New York State tax authorities relating to the issues. It is important to note that negotiation and practical solutions are frequently considered in arriving at the final outcome of potential litigation or other adversarial proceedings.

Should it finally be determined that the facts or the federal income tax consequences are not as described in the

Federal Tax Opinion, the New York State Corporate Franchise Tax consequences, the New York State Personal Income Tax consequences and our New York State tax opinion may differ from what is contained herein. If any fact contained in this opinion letter or the Federal Tax Opinion changes to alter the federal income tax treatment, it is imperative that we be notified in order to determine the effect, if any, on the New York State tax consequences. We have no responsibility to update this opinion for events, transactions, circumstances, or changes in any of the facts, assumptions or representations occurring after the date of this letter. This opinion is given solely for the benefit of the Association, the Mutual Holding Company, and the Stock Holding Company, and may not be relied upon by any other party without our express written consent.

Any written tax advice provided as part of this engagement is not intended and should not be construed or interpreted to be a Covered Opinion as defined in section 10.35 of Circular 230 ("Covered Opinion").

Pursuant to the rules of professional conduct set forth in Circular 230, as promulgated by the United States Department of the Treasury, nothing contained in this communication was intended or written to be used by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer by the Internal Revenue Service or the New York State Department of Taxation and Finance, and it cannot be used by any taxpayer for such purpose. No one, without our express prior written permission, may use or refer to any tax advice in this communication in promoting, marketing, or recommending a partnership or other entity, investment plan or arrangement to any other party.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

PROPOSED TRANSACTION

On May 10, 2017, the board of directors of the Association adopted the Plan of Reorganization. For what are represented to be valid business purposes, the Association’s board of directors has decided to convert to a mutual holding company structure pursuant to statutes. The following steps are proposed:

I.	The Association will organize an interim stock savings association (the “Interim Association”), as a wholly-owned subsidiary;

II.	After Interim Association receives from the Federal Deposit Insurance Corporation (“FDIC”) approval for insurance of accounts and the FDIC has issued it a certificate number, by means of a purchase and assumption agreement, the Association will transfer all of its assets and liabilities, other than $100,000 in cash, to the Interim Association, which will become the Stock Association (the “351 Transaction”);

III.	The Association will amend its charter and by-laws to become the Mutual Holding Company;

IV.	The Mutual Holding Company will organize the Stock Holding Company, as a wholly-owned subsidiary and will transfer $1,000 in cash to the Stock Holding Company in exchange for 100 shares of Common Stock of the Stock Holding Company (the “Secondary 351 Transaction”).

V.	The Mutual Holding Company will transfer all of the initially issued stock of the Stock Association to the

Stock Holding Company in exchange for additional shares of Common Stock of the Stock Holding Company. As a result, the Stock Association will become a wholly-owned subsidiary of the Stock Holding Company.

Contemporaneously with the reorganization of the Association into the mutual holding company structure, including the organization of the Mutual Holding Company, the Stock Holding Company and the Stock Association, the Stock Holding Company will offer less than 50.0% of its Common Stock in the Subscription Offering and, if applicable, the Community Offering.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

Collectively, the above steps (I) through (V) are referred to as the “Reorganization.” Those persons who, as of the date of the Reorganization (the “Effective Date”), hold depository rights with respect to the Association will thereafter have such rights solely with respect to the Stock Association. Each deposit account with the Association at the time of the exchange will become a deposit account in the Stock Association in the same amount and upon the same terms and conditions, and all loans and other borrowings from the Association shall retain the same status with the Stock Association after the Reorganization that they had with the Association immediately prior to the Reorganization. Following the completion of the Reorganization, all depositors and borrowers, as applicable, who had membership rights with respect to the Association immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts or borrowings, as applicable, with the Stock Association. All new depositors of the Stock Association after the completion of the Reorganization will have ownership rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Association.

Following the Reorganization, the Stock Holding Company will have the power to issue shares of capital stock (including common and preferred stock) to persons other than the Mutual Holding Company. So long as the Mutual Holding Company is in existence, however, it must own a majority of the voting stock of the Stock Holding Company. The Stock Holding Company may issue any amount of non-voting stock to persons other than Mutual Holding Company. No such non-voting stock will be issued as of the date of the Reorganization.

NEW YORK STATE CORPORATE FRANCHISE TAX ANALYSIS

For tax years beginning on or after January 1, 2015, the New York franchise tax on banking corporations under Tax Law Article 32 was repealed. Banking corporations are now subject to the Corporate Franchise Tax under Tax Law Article 9-A.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

The Corporate Franchise Tax is imposed on a corporation for the privilege of exercising its corporate franchise, doing business, employing capital, owning or leasing property in New York in a corporate or organized capacity. It also applies to corporations maintaining an office in New York, or deriving receipts from activity in New York. N.Y. Tax Law § 209(a). The term “corporation” is defined as: (a) an association within the meaning of Section 7701(a)(3) of the 1986 Internal Revenue Code, as amended (“IRC”) (including a limited liability company), (b) a joint-stock company or association, (c) a publicly traded partnership treated as a corporation for purposes of the IRC § 7704 and (d) any business conducted by a trustee or trustees where interest or ownership is evidenced by certificate or other written instrument.

A corporation’s New York tax liability is computed as the highest of three alternative bases: (1) corporate net business income, (2) capital and (3) a fixed dollar minimum tax. N.Y. Tax Law § 210(1). The first and second alternative bases calculations are subject to New York’s tax law as it relates to apportionment and allocation of business and non-business income. The scope of this opinion is limited to the consequences of the Plan of Reorganization on the computation of the business income and the fixed dollar minimum tax bases of the Corporate Franchise Tax.

In general, the tax on business income is calculated by reference to federal taxable income reported to the United States Treasury (entire net income), reduced by investment income and other exempt income, multiplied by the applicable tax rate. N.Y. Tax Law § 208(8) and 210(1)(a).

Entire net income, is the starting-point for calculating business income. It is defined as “total net income from all sources which shall be presumably the same as the entire taxable income, which, except as hereinafter provided in this subdivision, the taxpayer is required to report to the United States Treasury Department.” N.Y.

Tax Law § 208(9).

N.Y. Tax Law § 208(9)(a) and (b) provide modifications and adjustments required in computing entire net income. There are no modifications or adjustments to entire net income relating to the IRC sections cited in the Federal Tax Opinion.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

Investment income is defined as “income, including capital gains in excess of capital losses, from investment capital, to the extent included in computing entire net income” less interest deductions. N.Y. Tax Law § 208(6)(a)(i). Other exempt income means the sum of exempt controlled foreign corporation (“CFC”) income and exempt unitary corporation dividends under N.Y. Tax Law § 208(6-a)(a). In determining investment income, exempt CFC income and exempt unitary corporation dividends, there are no modifications or adjustments to investment income relating to the IRC sections cited in the Federal Tax Opinion. With regard to the Corporate Franchise Tax determined on business income, it is more likely than not that the Plan of Reorganization should be treated in the same manner as it is treated for federal income tax purposes.

New York’s fixed dollar minimum tax is calculated by reference to receipts assigned to the state according to the sales apportionment factor determined under N.Y. Tax Law § 210-A(1) for the taxable year. N.Y. Tax Law § 210 (1)(d)(1)(E). The apportionment factor is “a fraction, determined by including only those receipts, net income, net gains, and other items that are included in the computation of the taxpayer’s business income for the taxable year.” Since the fixed dollar minimum tax is based on amounts used in the calculation of the taxpayer’s business income and it is more likely than not that the Plan of Reorganization will not affect the computation of business income, it is also more likely than not that the Plan of Reorganization will not affect the Corporate Franchise Tax calculated on the fixed minimum tax basis.

NEW YORK STATE PERSONAL INCOME TAX ANALYSIS

New York State Personal Income Tax is imposed on New York taxable income of resident individuals. N.Y. Tax Law § 601. The New York taxable income of a resident individual is New York adjusted income, less the New York deduction and New York exemptions. N.Y. Tax Law § 611(a).

New York adjusted income is determined by reference to the federal adjusted gross income reported for the taxable year with certain modifications. N.Y. Tax Law § 612. No modifications or adjustments are applicable to transactions relating to the IRC sections cited in the Federal Tax Opinion. Therefore, it is more likely than not that the receipt of subscription rights and/or liquidation interests under the Plan of Reorganization should be treated the same as for federal income tax purposes.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

OPINION

We have received from you a copy of the Federal Tax Opinion regarding the Plan of Reorganization, in which Luse Gorman, PC has opined on the Federal tax treatment of the proposed transactions undertaken as part of the Plan of Reorganization.

Our opinion concerning the New York State Corporate Franchise and Personal Income Tax effects of the Plan of Reorganization relies on the facts, representations, assumptions, and conclusions set out in the Federal Tax Opinion. Further, it incorporates the terms contained in the Federal Tax Opinion. Our opinion presumes that the final federal income tax consequences of the Plan of Reorganization will be as described in the Federal Tax Opinion. Based on this information, we furnish you with the opinion below as to the New York Corporate Franchise Tax and Personal Income Tax effects of the Plan of Reorganization:

(1)	It is more likely than not that the federal income tax treatment of the Plan of Reorganization will be respected for purposes of the Corporate Franchise Tax calculated on the basis of business income (entire net income).

(2)	It is more likely than not that the Plan of Reorganization will have no effect on the Corporate Franchise Tax calculated on a fixed minimum tax basis.

(3)	It is more likely than not that the federal income tax treatment of the receipt of subscription rights and/or liquidation interests will be respected for purposes of the Personal Income Tax of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who are otherwise subject to the New York Personal Income Tax.

Boards of Directors

Seneca Federal Savings and Loan Association

Seneca Financial Corp.

Seneca Financial, MHC

July 26, 2017

CONSENT

We consent to the inclusion of this New York State Tax Opinion as an exhibit to the Association’s combined Form MHC-1/MHC-2 Notice of MHC Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of MHC, and as an exhibit to the Stock Holding Company’s Application on Form H-(e)1, as filed with the Board of Governors of the Federal Reserve System and Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2, H-(e)1, and Form S-1 under the captions “The Reorganization and Offering – Material Income Tax Consequences” and “Legal and Tax Matters,” and to the summarization of our opinion in such Prospectus.

Very truly yours,

BAKER TILLY VIRCHOW KRAUSE, LLP